EXHIBIT 99.3

EPIRUS BIOPHARMACEUTICALS, INC. ATTN: EDWARD SCOTT 699 BOYLSTON ST. 11th FLOOR BOSTON, MA 02116

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to EPIRUS Biopharmaceuticals, Inc., Attn: Edward Scott, 699 Boylston St. 11th Floor, Boston, MA 02116.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS SPECIAL MEETING PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote “FOR” Proposal 1.

		For	Against	Abstain

1.	Approving and adopting the Agreement and Plan of Merger, dated as of April 15, 2014, by and among Zalicus Inc., BRunning, Inc. and EPIRUS Biopharmaceuticals, Inc. (as amended, the “Merger Agreement”), and the transactions proposed thereunder, including the merger.	☐	☐	☐

		Yes	No

	Please indicate if you plan to attend this meeting	☐	☐

NOTE: IN HIS DISCRETION, THE PROXY NAMED ON THE REVERSE SIDE OF THIS CARD IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

For address changes/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SPECIAL MEETING PROXY CARD—EPIRUS BIOPHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 15, 2014

The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying joint proxy statement/prospectus and, revoking any proxy or voting instructions previously given, hereby appoints Amit Munshi as the undersigned’s proxy with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as indicated on the reverse side of this card, all of the shares of Epirus capital stock held by the undersigned at the close of business on June 2, 2014, at a Special Meeting of Stockholders to be held at 699 Boylston St., 11th Floor, Boston, MA on July 15, 2014, at 9:00 a.m., local time, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

This form must be completed, signed and dated on reverse side.